EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

National Home Health Care Corp.
Scarsdale, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 033-61315 and 333-46076) of National Home Health Care Corp. and Subsidiaries of our report dated October 7, 2005, relating to the consolidated financial statements, which appear in this Annual Report on Forms 10-K. We also consent to the incorporation by reference of our report dated October 7, 2005, relating to the financial statement schedule, which also appears in this Annual Report on Form 10-K.

BDO Seidman, LLP
Valhalla, New York

October 28, 2005